                                                                   EXHIBIT 10.33


CalComp ________________________________________________________________________
                               October 26, 1998



Mr. John J. Millerick
64 Park Crest
Newport Coast, CA 92657

Dear John:

At a recent meeting of the CalComp Technology, Inc. (CalComp) Compensation Committee of the Board of Directors (Committee), the Committee recognized the importance of maintaining continuity of CalComp's senior management while certain strategic alternatives are pursued. In addition, it was recognized that because time is of the essence an incentive would be made available to certain executives to expedite the execution of those strategic alternatives.

Therefore, this letter will serve to confirm the retention and incentive package recently approved for you by the Committee. Specific details of the package are as follows:

RETENTION

     Should you remain employed by CalComp through the full execution of the Board's approved strategic alternative for CalComp and all related activities, you will be paid a lump sum of $69,000.

INCENTIVE FOR STRATEGIC ALTERNATIVES

     Should CalComp management present to the Board an acceptable transaction(s) to sell any or all of the CalComp units noted below, you will receive a lump sum equal to the amount shown for each successful closing within the time period indicated:

                                                  Sale Closes By:
                                                  --------------
          Unit                              12/31/98            3/31/99
          ----                              --------            -------
          Input Technologies                 $ 50,000            $25,000
          Services                           $ 50,000            $25,000
          Remainder of Company               $100,000            $50,000
          (excluding ITD and Services)

Please acknowledge your acceptance and understanding of this arrangement by signing one copy of this letter and returning it to me. Please feel free to contact me should you have any questions.

                                  Sincerely,

                                  /s/ Arthur E. Johnson

                                  Arthur E. Johnson
                                  Chairman of the Board

Accepted and agreed by:

/s/ John J. Millerick             October 27, 1998
------------------------          --------------------
John J. Millerick                 Date